Exhibit 99.2

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE APPOINTS ANURUP PRUTHI AS

SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Secaucus, New Jersey – November 20, 2014 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced the appointment of Anurup Pruthi as Senior Vice President and Chief Financial Officer, effective December 1, 2014. He will report to Michael Scarpa, Chief Operating Officer.

“I have worked with Anurup for many years. He brings a wealth of relevant industry expertise and I am very pleased to welcome him to The Children’s Place”, commented Michael Scarpa, Chief Operating Officer. “Anurup’s extensive financial and operational background will add significant value to the execution of our strategic initiatives.”

Jane Elfers, President and Chief Executive Officer, added; “Mike Scarpa has spent the past two years building a strong financial team and Anurup’s appointment as Chief Financial Officer represents an important next step in our transformation. Anurup’s arrival will allow Mike to focus on further accelerating our business transformation initiatives, including international and wholesale opportunities, our seamless retail initiative, fleet rationalization opportunities and improved supply chain performance.”

Mr. Pruthi, 46, brings over 23 years of financial expertise to The Children’s Place. He joins us from Reliance Industries, Ltd in Mumbai, India, where he served as Chief Financial Officer for their $2.5 billion retail business. Prior to Reliance Industries, Mr. Pruthi served as Chief Executive Officer of the Future Group business consulting and services company; Chief Financial Officer, Global Merchandising and Supply Chain at Burberry PLC; Chief Operating Officer and Chief Financial Officer for Mexx Europe Holding, a subsidiary of Liz Claiborne, Inc.; and Group Finance Director for Liz Claiborne, Inc. He holds a Master’s Degree in Finance and Bachelor of Science in Finance from Bentley College.

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of November 1, 2014, the Company operated 1,117 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 67 international stores open and operated by its franchise partners.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2014. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy that continues to affect the Company’s target customer or by other factors such as an increase in the cost of food, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693

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